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                                                                      EXHIBIT 32

  Certification of Principal Executive Officer and Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the
                          Sarbanes - Oxley Act of 2002

         The undersigned, who are the chief executive officer and the chief financial officer of Sonoco Products Company, each hereby certifies that, to the best of his knowledge, the accompanying Form 10-Q for the quarter ended September 28, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

November 10, 2003

                          /s/ Harris E. DeLoach, Jr.
                          -------------------------
                          Harris E. DeLoach, Jr.
                          Chief Executive Officer

                          /s/ Charles J. Hupfer
                          --------------------
                          Charles J. Hupfer
                          Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Sonoco Products Company (the "Company") and will be retained by the Company and furnished to the Securities and Exchange Commission upon request. This certification accompanies the Form 10-Q and shall not be treated as having been filed as part of the Form 10-Q.